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                                                                    EXHIBIT 10.7

                           HOTEL MANAGEMENT AGREEMENT

     THIS HOTEL MANAGEMENT AGREEMENT, herein "THIS AGREEMENT", is made and entered into effective the 22nd day of August, 2002, by and between THE SUMMIT GROUP OF DETROIT, MICHIGAN, LLC, a South Dakota limited liability company, with its principal offices located at 5100 South Tennis Lane, Suite 200, Sioux Falls, SD 57108, herein "OWNER", and THE SUMMIT GROUP, INC., a South Dakota corporation, with its principal offices located at 5100 South Tennis Lane, Sioux Falls, South Dakota 57108, herein "OPERATOR"

                                   ARTICLE ONE
                                   DEFINITIONS

     For the purposes of THIS AGREEMENT, unless another meaning is implicitly indicated by the context, the following terms shall have the following meanings:

     1.1 "AFFILIATE" means any person or entity that wholly or partially, directly or indirectly controls, is controlled by, or is under common control with OPERATOR regardless of the extent or degree of such control or common control.

     1.2 "AGENCY ACCOUNT" means the special account or accounts into which all monies received by OPERATOR, including WORKING CAPITAL, shall be deposited.

     1.3 "ANNUAL OPERATING BUDGET' shall have the meaning as set forth in
Section 3.4.

     1.4 "CAPITAL EXPENDITURES" means any expenditure for the long-term betterment or improvement of the HOTEL including any renovation, rehabilitation, expansion, alteration, change, addition, or improvement in or to the interior or exterior of the HOTEL.

     1.5 "COMMENCEMENT DATE" means August 22, 2002.

     1.6 "FISCAL YEAR" means each twelve-month (12-month) period from January 1 through December 31 of each calendar year, except that the first FISCAL YEAR shall be that period beginning on the COMMENCEMENT DATE and ending on the following December 31.

     1.7 "FURNITURE AND EQUIPMENT' means furniture, furnishings, light fixtures, outfittings, equipment, fixtures, and personalty of every kind and nature located in or upon the HOTEL.

     1.8 "GROSS SALES" means all receipts, revenues, income, and proceeds of sales of whatever kind or nature received by OPERATOR directly or indirectly from the operation of the HOTEL.

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     1.9 "HOTEL" means the real property, improvements, and all appurtenances known as the Ambassador Hotel located at Detroit, Michigan, including guest rooms, lounges, restaurants, convention facilities, and all FURNITURE AND EQUIPMENT. The Hotel is expected to be converted to a Holiday Inn Express Hotel & Suites after renovation.

     1.10 "MANAGEMENT FEE" means an amount to be paid to OPERATOR as more fully set forth in ARTICLE TWELVE.

     1.11 "OPERATING EXPENSES" means expenses and deductions to be paid from the AGENCY ACCOUNT arising out of the actual day-to-day operation of the HOTEL including, without limitation, the following:

          A. All salaries, wages, other compensation, payroll taxes, employee benefits, unemployment insurance contributions, fringe benefits, medical and health insurance, pension plans, social security taxes, worker's compensation, and all other employee-related expenses;

          B. Charges for heat, water, light, power, telephone, and other utilities and services;

          C. Repairs to and maintenance of the HOTEL including CAPITAL EXPENDITURES;

          D. Any amounts due OPERATOR pursuant to ARTICLES TEN, TWELVE, AND EIGHTEEN of THIS AGREEMENT;

          E. Legal fees and fees of any independent certified public accountant for services relating to the operation of the HOTEL and its facilities or THIS AGREEMENT excluding any fees associated with the negotiation or preparation of THIS AGREEMENT, and any other professional fees and costs;

          F. Expenditures for all marketing, advertising, sales promotion, and public relations;

          G. All administrative and general expenses;

          H. Any leasehold rental expenses for equipment including, without limitation, telephone, televisions, and satellite dishes;

          I. Debt service (interest and principal) on any mortgage or other loans on the HOTEL;

          J. Property taxes and assessments;

          K. All insurance premiums, including without limitation, fire and extended


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     coverage policies, general public liability policies, worker's compensation policies, business interruption policies, fidelity bonds, dramshop and other liquor liability policies, and any other insurance coverage to be maintained pursuant to the terms of THIS AGREEMENT or otherwise;

          L. Cost of any audits requested or desired by OWNER or OPERATOR;

          M. All reasonable business, entertainment, travel, and other reasonable expenses associated with the operation of the HOTEL incurred by OPERATOR, its employees and agents, the general manager, and other key employees of the HOTEL; and

          N. All franchise fees, costs, and expenses including royalties, marketing fees, reservation fees, and expenses required under the Franchise Agreement to be incurred by the Franchisee.

          O. All other reasonable proper and necessary expenses and deductions, of whatever kind or nature, arising out of the operation of the HOTEL.

     1.12 "SYSTEMS" means any systems, computer software, methods, procedures, techniques, trade secrets, know-how, or any materials or devices constituting any part of the same utilized by OPERATOR with respect to the HOTEL.

     1.13 "TRADE NAMES" means the names, trade names, trademarks, and service marks of OPERATOR, its parent, subsidiaries, and/or AFFILIATES, or any variations thereof when used alone or in conjunction with some other word or words, or some other design.

                                   ARTICLE TWO
                             ENGAGEMENT OF OPERATOR

     On the terms and subject to the conditions of THIS AGREEMENT, OWNER hereby engages OPERATOR as OWNER'S agent and as the exclusive operator of the HOTEL, and OPERATOR hereby undertakes and agrees to perform, either directly or through its AFFILIATES or other subcontractors, the services set forth in THIS AGREEMENT and to comply with all of the provisions of THIS AGREEMENT.

                                  ARTICLE THREE
                      SERVICES TO BE PERFORMED BY OPERATOR

     3.1 MANAGEMENT BY OPERATOR: On and after the COMMENCEMENT DATE, OPERATOR shall have the responsibility and duty to direct, supervise, manage, and operate the HOTEL and to determine the programs and policies to be followed in connection therewith, all in accordance with the provisions of THIS AGREEMENT. However, OPERATOR agrees to consult with and obtain the approval of OWNER on all major programs and policy matters which


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could substantially affect the type, character, or financial performance of the
HOTEL.

     3.2 DUTIES OF OPERATOR: Without limiting the generality of Section 3.1, OPERATOR, at OWNER'S cost and expense, shall be responsible for and is hereby granted the authority to do the following:

          A. In the name and on behalf of OWNER, to employ, supervise, and discharge all employees and personnel necessary, desirable, and appropriate for the operation of the HOTEL. Each person so hired shall be an "at will" employee of OWNER. OPERATOR, at its election, may at any time cause the General Manager, Director of Guest Rooms/Suites, Director of Food and Beverage, Director of Sales of the HOTEL, or any individual having a comparable title for responsibility within the hotel industry to be employed by OPERATOR or any of OPERATOR'S AFFILIATES, at OWNER'S cost and expense;

          All employee policies and procedures including, without limitation, salaries, wages, evaluations, overtime, vacations, leaves of absence, employee benefits, and procedures shall be determined by OPERATOR and all writings setting forth such policies and procedures, such as employee manuals, shall be determined by OPERATOR. The General Manager and other key employees of the HOTEL shall be reimbursed for all reasonable expenses, including business, entertainment, relocation, and travel expenses associated with the operation of the HOTEL;

          B. Supervise and maintain complete books and records in which there shall be properly recorded all receipts and disbursements in connection with the management and operation of the HOTEL. At OPERATOR'S sole discretion, Bookkeeping shall be performed by employees of OPERATOR. Expenses of OPERATOR'S bookkeeping department are paid by all hotels and businesses for which OPERATOR performs bookkeeping services, on a pro rata per number of rooms per hotel managed basis.

          C. Negotiate leases, licenses, permits, and concession agreements incidental to the operation of the HOTEL. All such leases, licenses, or concession agreements shall be in OWNER'S name. However if such agreements are made in OPERATOR'S name, then OPERATOR shall be reimbursed for any payments made by OPERATOR thereunder;

          D. To the extent funds are available or are made available by OWNER for such purpose pursuant to the terms of THIS AGREEMENT, keep the HOTEL and the FURNITURE AND EQUIPMENT in good order, repair, and condition, including, without limitation, making necessary, desirable, or appropriate replacements, improvements, additions, and substitutions to the end that the HOTEL shall be maintained and adequately furnished;

          E. Negotiate and enter into, on behalf of OWNER, service contracts required in the ordinary course of business in operating the HOTEL, including, without limitation, contracts for electricity, gas, telephone, detective agency protection, vermin


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     extermination, water, steam, cleaning, elevator and boiler maintenance, air conditioning maintenance, master television service, laundry and dry cleaning, and other services which OPERATOR deems advisable. All such contracts shall be in OWNER'S name. However, if such agreements are made in OPERATOR'S name, then OPERATOR shall be reimbursed for any payments made by OPERATOR thereunder;

          F. Negotiate and enter into, on behalf of OWNER, agreements for guest rooms and other facilities for nontransient guests over thirty (30) days. All such agreements shall be in OWNER'S name;

          G. Supervise and purchase, in OWNER'S name, all inventories, provisions, and operating supplies, which, in the normal course of business, are necessary, desirable, or appropriate to maintain and operate the HOTEL; and

          H. Take such action at law or in equity in the name of either OPERATOR or OWNER, which OPERATOR shall deem necessary, desirable, or appropriate in connection with routine matters such as, but not limited to dispossession proceedings for non-payment of rent and proceedings for collection of other amounts due the HOTEL for services rendered, arising out of the normal course of the operation of the HOTEL. OPERATOR may not bring any action or proceeding in connection with matters which are not routine or which do not arise during the normal course of the operation of the HOTEL without the prior consent of OWNER. OWNER shall have the right to join in all legal action or proceedings, in which it is a named party or in which it either has a legal interest or would ultimately be responsible for payment of all or part of any damages claimed whether or not OWNER has been named a party.

          The aforedescribed matters may, at OPERATOR'S sole and absolute discretion, be subcontracted to other entities or persons, including, without limitation, OPERATOR'S AFFILIATE.

     3.3 OPERATION: OPERATOR shall operate the HOTEL and all of its facilities and activities in such manner as is customary and usual in the operation of a hotel of comparable class, including supervisory services, and shall provide such facilities and services at the HOTEL as are normally provided by operators of hotels of comparable class. OPERATOR shall have the right to lease or sublease or grant concessions with respect to any such service or facilities customarily subject to lease, sublease, or concessions in comparable hotels, subject to the terms of THIS AGREEMENT. The results of operation shall accrue to the benefit of OWNER.

     3.4 OPERATING BUDGETS: Within thirty (30) days after the COMMENCEMENT DATE, OPERATOR shall present a budget for the balance of the calendar year.

     Thirty (30) days prior to the beginning of any succeeding calendar year, if OPERATOR has not terminated THIS AGREEMENT, OPERATOR shall submit to OWNER a proposed ANNUAL OPERATING BUDGET for such FISCAL YEAR. The proposed ANNUAL OPERATING BUDGET shall include estimates of any and all amounts needed for CAPITAL


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EXPENDITURES, OPERATING EXPENSES, and OWNERSHIP COSTS for the FISCAL YEAR.

     OPERATOR shall not be liable to OWNER for reasonable expenditures made by OPERATOR in excess of any budgeted amounts in the ANNUAL OPERATING BUDGET, provided that such expenditures are made by OPERATOR in good faith and within the exercise of its best professional judgment.

                                  ARTICLE FOUR
                         ADVERTISING AND SALES PROMOTION

     OPERATOR shall be responsible for all day-to-day decisions related to the marketing program for the HOTEL, including without limitation, all day-to-day decisions regarding advertising, rooms rates, group discounts, sales promotions, and the like. All costs and expenses of the marketing program shall be borne by OWNER. OPERATOR shall arrange for all advertising and promotion which OPERATOR reasonably deems necessary, desirable, and appropriate for the successful operation of the HOTEL.

                                  ARTICLE FIVE
                        OPERATING EXPENSES BORNE BY OWNER

     5.1 EXPENSES INCURRED BY OWNER: All OPERATING EXPENSES, OWNERSHIP COSTS, CAPITAL EXPENDITURES, and all other expenses and deductions of whatever kind and nature arising out of the operation of the HOTEL shall be borne by OWNER.

     5.2 EXPENSES INCURRED BY OPERATOR ON BEHALF OF OWNER: Everything done by OPERATOR in the performance of its obligations hereunder and all expenses incurred by OPERATOR under THIS AGREEMENT shall be for and on behalf of OWNER, and borne by OWNER, except for services referred to in Article Six, which, except as provided therein, shall be rendered and performed by OPERATOR at OPERATOR'S expense.

     5.3 DEBTS AND LIABILITIES TO THIRD PARTIES: All debts arising in the course of business for the HOTEL are and shall be the obligations of OWNER, and except as otherwise provided in Section 19.1, OPERATOR shall not be liable for any of such obligations by reason of its management, supervision, and operation of the HOTEL.

                                   ARTICLE SIX
                        EXPENSES TO BE BORNE BY OPERATOR

     SUPERVISORY SERVICES OF OPERATOR: Beginning with the COMMENCEMENT DATE, the supervisory services of OPERATOR'S officers, agents, or employees other than those regularly or temporarily employed at the HOTEL, shall be provided by OPERATOR and not directly charged to OWNER. Such supervisory services shall be reimbursed to OPERATOR


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through the Management Fee described in Article 12. All reasonable out-of-pocket disbursements and expenses incurred by OPERATOR directly related to the management and operation of the HOTEL shall be paid by the OWNER, including bookkeeping expenses as described in Section 3.2.B.

                                  ARTICLE SEVEN
                              COMPLIANCE WITH LAWS

     7.1 COMPLIANCE BY OPERATOR: OPERATOR shall, at OWNER'S cost and expense, comply with and abide by all laws, rules, regulations, requirements, orders, notices, determinations, and ordinances of any federal, state, or municipal authority, including, without limitation, state, and local liquor authorities, the Board of Fire Underwriters, and the requirements of any insurance companies covering any of the risks against which the HOTEL is insured.

     7.2 RIGHT OF OWNER TO CONTEST OR POSTPONE COMPLIANCE: With respect to a violation of any item described in Section 7.1, OWNER shall have the right to contest same and postpone compliance pending the determination of such contest, if so permitted by law and not detrimental to the operation of the HOTEL, but in such event, OWNER shall indemnify OPERATOR against from any loss, cost, damage, or expense, as a result thereof.

                                  ARTICLE EIGHT
            BANK ACCOUNT AND DISBURSEMENT OF FUNDS - WORKING CAPITAL

     8.1 AGENCY ACCOUNT: All WORKING CAPITAL furnished by OWNER and amounts received by OPERATOR in the operation of the HOTEL, including without limitation all GROSS SALES, shall be deposited in the AGENCY ACCOUNT. The AGENCY ACCOUNT shall be maintained in OWNER'S name in a bank selected by OPERATOR and approved by OWNER.

     8.2 DISBURSEMENT OF FUNDS: OPERATOR shall pay CAPITAL EXPENDITURES as set forth in Section 15.1 and all OPERATING EXPENSES, specifically including the MANAGEMENT FEE payable to OPERATOR pursuant to ARTICLE TWELVE and all amounts due OPERATOR pursuant to ARTICLES TEN AND EIGHTEEN of THIS AGREEMENT from the AGENCY ACCOUNT. Subject to the cash flow requirements of the HOTEL, OPERATOR shall pay OWNERSHIP COSTS and make CAPITAL EXPENDITURES from the AGENCY ACCOUNT if and as specifically requested by OWNER.

     8.3 WORKING CAPITAL: Upon the execution of THIS AGREEMENT, OWNER and OPERATOR shall agree on the initial "WORKING CAPITAL" required for the HOTEL and OWNER shall deposit such amount in the AGENCY ACCOUNT as initial WORKING CAPITAL. Thereafter OWNER shall furnish OPERATOR, from time to time if and as required and requested in writing by OPERATOR, funds sufficient in an amount to constitute sufficient WORKING CAPITAL for the operation of the HOTEL. At the time the ANNUAL OPERATING BUDGET is approved, OWNER and OPERATOR shall agree on the amount of WORKING CAPITAL to be maintained by OWNER during each FISCAL YEAR. WORKING


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CAPITAL shall be replenished from HOTEL cash flow from time to time. If at any time such cash flow is insufficient to fund the required WORKING CAPITAL amount, OWNER shall upon written request by OPERATOR promptly deposit the deficiency amount in the AGENCY ACCOUNT.

     8.4 WITHDRAWALS FROM BANK ACCOUNTS: Checks or other documents of withdrawal for the AGENCY ACCOUNT shall be signed by one (1) or more authorized representatives of the OPERATOR.

                                  ARTICLE NINE
                               BOOKS AND RECORDS

     OPERATOR shall keep full and adequate books of account and other records reflecting the results of operation of the HOTEL on an accrual basis. The books of account and all other records relating to, or reflecting the operation of the HOTEL shall be available to OWNER and its representatives at all reasonable times for examination, audit, inspection, and transcription. OPERATOR shall provide to OWNER an operating statement, reflecting receipts and expenses, for each month or partial month during which OPERATOR manages the HOTEL. Such statements shall be provided no later than the last day of the following month. Upon any termination of THIS AGREEMENT, all of such books and records shall be turned over to OWNER at the HOTEL and OWNER shall accept the books and records and assume complete responsibility therefor so as to insure the orderly continuance of the operation of the HOTEL. For a period of ninety (90) days following termination, all such books and records shall be available to OPERATOR at all reasonable times for inspection, audit, examination, and transcription.

                                   ARTICLE TEN
                    OPERATOR NOT OBLIGATED TO ADVANCE FUNDS

     OPERATOR shall not be obligated to advance any of its own funds for the maintenance and operation of the HOTEL or to or for the account of OWNER, nor to incur any liability with respect to the HOTEL. However, if OPERATOR shall have advanced any funds in payment of any necessary, desirable, and appropriate expenses reasonably related to the maintenance and operation of the HOTEL, OWNER shall reimburse OPERATOR therefor on demand. In the event, OPERATOR advances funds which are not repaid by OWNER within thirty (30) days, OWNER shall pay OPERATOR interest on the advanced funds at the rate often percent (10%) annually.

                                 ARTICLE ELEVEN
                                   INSURANCE

     OWNER shall provide and maintain, at OWNER'S cost and expense, insurance sufficient to furnish OWNER and OPERATOR reasonable and adequate protection in connection with the ownership, management, and operation of the HOTEL on an "all-risk" basis. Such insurance shall include (i) fire and extended coverage insurance for the building and contents in an aggregate


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amount which shall not be less than ninety per cent (90%) of the full insurable value thereof and in no event below the minimum amount necessary to avoid the affect of coinsurance provisions of such policy, (ii) such other or additional insurance and in such amount as OPERATOR and OWNER shall agree upon with respect to the buildings and contents and the operation of the HOTEL, (iii) worker's compensation insurance on all HOTEL employees, (iv) general public liability insurance against claims for personal injury, death, or property damage having limits not less than $2,000,000 and having a broad form comprehensive general liability endorsement, (v) business interruption insurance against loss due to fire, lightning, and other perils insurable under the form of extended coverage then available, in an amount not less than fifty percent (50%) of the annual business interruption values, and (vi) dramshop and other liquor liability insurance.

     All insurance shall be in the name of OWNER, and OPERATOR shall be named as an insured on the general public liability policy through endorsements adequately protecting the interest of OPERATOR including, without limitation, provisions for at least thirty (30) days, written notice to OPERATOR of cancellation or of any material change therein. Such insurance policies must be maintained with insurers that are satisfactory to OPERATOR. Upon request, OWNER shall provide OPERATOR with certified copies of such insurance policies and shall furnish receipts for all premiums payable in connection therewith at least thirty (30) days prior to the due dates of such premiums.

                                 ARTICLE TWELVE
                           MANAGEMENT FEE OF OPERATOR

     OPERATOR shall be reimbursed monthly by OWNER for its reasonable "out-of-pocket" direct costs, specifically including, but not limited to, travel, office rent, meals, legal accounting, and general office overhead, not to exceed 5 percent of the total sales revenue collected for the management of each hotel. Any expenses for services that would customarily be handled by the hotel property, such as bookkeeping, and expenses that are paid by OPERATOR for third party services, such as accounting and legal services, shall be paid directly by OWNER or shall be reimbursed to OPERATOR.

                                ARTICLE THIRTEEN
                                    RESERVED

                                ARTICLE FOURTEEN
                        TERM OF AGREEMENT AND TERMINATION

     14.1 TERM: THIS AGREEMENT shall commence upon the COMMENCEMENT DATE and shall continue until terminated.

     14.2 TERMINATION: OWNER and OPERATOR expressly agree that THIS AGREEMENT may be terminated only for cause. However, OPERATOR shall have the right to immediately terminate THIS AGREEMENT if OWNER has failed to maintain or allowed to lapse the General Public Liability Insurance as referenced in Article Eleven, or, if in OPERATOR'S sole


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discretion, OPERATOR believes that conduct or actions of OWNER could bring liability or suit against OPERATOR. In the event of termination, OWNER shall pay to OPERATOR all MANAGEMENT FEES due OPERATOR to the date of termination, and such other sums as to which OPERATOR shall be entitled under ARTICLES TEN and EIGHTEEN hereof.

                                 ARTICLE FIFTEEN
           REPAIRS, MAINTENANCE, CAPITAL IMPROVEMENTS, AND RENOVATIONS

     15.1 REPAIRS, MAINTENANCE, AND CAPITAL IMPROVEMENTS: OPERATOR is authorized, from time to time during any FISCAL YEAR, to reasonably expend funds from the AGENCY ACCOUNT which in OPERATOR'S opinion are necessary, desirable, and appropriate for regular and emergency repairs and maintenance. OPERATOR may make CAPITAL EXPENDITURES from the AGENCY ACCOUNT.

     15.2 RENOVATIONS: If, at any time during the term of THIS AGREEMENT, OWNER elects to renovate, rehabilitate, expand, or otherwise alter or modify the HOTEL, OPERATOR and its AFFILIATES, shall have the option to provide such work and any construction management services to be performed in connection therewith.

                                 ARTICLE SIXTEEN
                                     NOTICES

     Any notice, statement, or demand required or permitted to be given under THIS AGREEMENT shall be in writing, hand delivered to the President of OPERATOR or OWNER, as the case may be, sent via facsimile, sent via nationally recognized overnight courier service, or sent by certified mail, return receipt requested, addressed, as the case may be, to OPERATOR or OWNER at their respective addresses set forth above, or to such other address as OPERATOR or OWNER shall designate in the same manner as here provided. All notices shall be effective as of the date of mailing or in the case where it is sent by certified mail, notice shall be deemed to have been received on the date five (5) days after it shall have been mailed, as aforesaid, in any post office or branch post office regularly maintained by the United States Government.

                                ARTICLE SEVENTEEN
                             ASSIGNMENT BY OPERATOR

     OPERATOR shall not assign any or all of its right, title, and interest under THIS AGREEMENT without the prior consent of OWNER, except as follows:

          A. OPERATOR shall have the right to assign THIS AGREEMENT to an AFFILIATE, provided that such AFFILIATE shall assume in writing all of OPERATOR'S obligations hereunder and that such assignment and assumption shall not relieve OPERATOR of any such obligations; and

          B. OPERATOR shall also have the right to assign THIS AGREEMENT to any successor or assignee of OPERATOR which may result from any merger,


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     consolidation, or reorganization, provided that such successor or assignee assumes in writing all obligations of OPERATOR hereunder and that such assignment and assumption shall not relieve OPERATOR of any such obligations.

                                ARTICLE EIGHTEEN
                  ASSIGNMENT OR TRANSFER BY OR CHANGE IN OWNER

     18.1 ASSIGNMENT OR TRANSFER BY OWNER: Subject to OPERATOR'S termination rights under Section 14.2 OWNER may sell, lease, or otherwise transfer or assign, during the term of THIS AGREEMENT, the HOTEL or any interest in OWNER, without the prior consent of OPERATOR, but OWNER shall give OPERATOR notice of any such action at least sixty (60) days prior to the taking thereof.

     18.2 TRANSFER COSTS: In the event of a sale, lease, or other assignment or transfer of the HOTEL, or sale or transfer of more than a fifty per cent (50%) interest in OWNER to any person, firm, or corporation other than a person, firm, or corporation owning more than a fifty per cent (50%) interest in OWNER on the date of THIS AGREEMENT, whether:

          A. OPERATOR is requested to continue to manage the HOTEL, whether by an assignment or continuation of THIS AGREEMENT or by execution of a new management agreement; or

          B. OPERATOR'S management is terminated;

and if OPERATOR is requested to make any computer, bookkeeping, accounting, tax, or other changes, entries, transfers, prorations, adjustments, or calculations in connection therewith, the reasonable and necessary costs of OPERATOR in making same shall be paid by OWNER and/or the other parties to the assignment or transfer, all of which or whom shall be jointly and severally responsible therefor.

     In addition, any reasonable and necessary cost for establishing the books and records of the HOTEL for the benefit of the assignee or transferee shall be paid to OPERATOR by the assignee or transferee.

                                ARTICLE NINETEEN
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

     19.1 LIMITATION OF LIABILITY: OPERATOR'S liability with respect to the management of the HOTEL, pursuant to THIS AGREEMENT, shall be limited to damages suffered as a result of gross negligence, or willful misconduct on the part of OPERATOR.

     19.2 INDEMNIFICATION: OWNER shall indemnify, hold harmless, and reimburse OPERATOR, its subcontractors, employees, agents, successors, and assigns and the members, managers, officers, directors, and/or shareholders thereof for, from, and against each and every liability, loss, claim, demand, expense, and damage including, without limitation, reasonable


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attorney fees imposed on or incurred by OPERATOR, its subcontractors, employees, agents, successors, and assigns and the members, managers, officers, directors, and/or shareholders thereof directly or indirectly relating to, resulting from, or arising out of OPERATOR'S management of the HOTEL. Notwithstanding the foregoing, OWNER shall not be required to indemnify OPERATOR against damages suffered as a result of gross negligence, or willful misconduct on the part of OPERATOR. OPERATOR shall indemnify, hold harmless, and reimburse OWNER, its employees, agents, successors, and assigns and the members, managers, officers, directors, and/or shareholders thereof, for, from, and against each and every liability, loss, claim, demand, expense, and damage including, without limitation, reasonable attorney fees imposed on or incurred by OWNER, its employees, agents, successors, and assigns and the members, managers, officers, directors, and/or shareholders thereof directly or indirectly relating to, resulting from, or arising out of OPERATOR'S gross negligence, or willful misconduct.

     19.3 SURVIVAL: Indemnification claims under this ARTICLE NINETEEN shall be reasonably paid and adjusted upon termination of THIS AGREEMENT or sale of the HOTEL by OWNER provided, however, OWNER'S indemnification of OPERATOR shall survive termination of THIS AGREEMENT or the sale of the HOTEL. Any payment and adjustment made upon termination or sale shall not relieve OWNER of its obligation to indemnify OPERATOR against claims asserted subsequent to termination of THIS AGREEMENT or the sale of the HOTEL. In the event of a sale, OWNER shall establish reasonably appropriate reserves for the payment of claims asserted subsequent to the sale in an amount determined by mutual agreement of OWNER and OPERATOR. OWNER'S indemnification obligation shall be binding upon its successors and assigns.

                                 ARTICLE TWENTY
               ENVIRONMENTAL REPRESENTATIONS AND INDEMNIFICATION

     20.1 HAZARDOUS SUBSTANCES: OWNER hereby represents that the well and septic systems serving the HOTEL are in compliance with all applicable laws and regulations. OWNER hereby further represents that, to the best of its knowledge, the HOTEL is not subject to any federal, state, or local "Superfund" lien proceedings, claims, liabilities, or actions, or the threat or likelihood thereof, for the cleanup, removal, or remediation of any "hazardous substance" from the HOTEL and, the HOTEL will be free of all "hazardous substances" as of the COMMENCEMENT DATE. As used in THIS AGREEMENT, "hazardous substance" means any substance that is toxic, ignitable, reactive, or coercive and that is regulated by any local government, the State of Minnesota, or the United States of America. "Hazardous substance" includes any and all materials or substances that are defined as "hazardous waste", "extremely hazardous waste", "hazardous substance", "toxic substances", pollutants", or "contaminants" pursuant to state, federal, or local governmental law including, without limitation, CERCLA, SARA, RCRA, the Clean Water Act, the OSHA Act, or the Toxic Substances Control Act. "Hazardous substance" includes, but is not restricted to asbestos, petroleum products, nuclear fuel or materials, known carcinogens, urea formaldehyde, foamed-in-place insulation, and polychlorinated biphenyl (PCBs); and

     20.2 INDEMNIFICATION: Without limiting the generality of ARTICLE NINETEEN, unless directly caused by negligence, gross negligence, or willful misconduct on the part of OPERATOR, OWNER shall indemnify, defend, and hold OPERATOR harmless from and against any claim, damage, or expense related to the well or septic systems serving the HOTEL or arising out of the installation, use, generation, storage, or disposal of any "hazardous substance" on, in, or about the HOTEL.

                               ARTICLE TWENTY-ONE
                          SUCCESSORS AND ASSIGNS BOUND

THIS AGREEMENT shall be binding upon and inure to the benefit of OWNER and OPERATOR and their permitted successors and assigns.

                               ARTICLE TWENTY-TWO
                            MISCELLANEOUS PROVISIONS

     22.1 REPRESENTATION AND WARRANTY OF OWNER: OWNER hereby represents and warrants that as of the COMMENCEMENT DATE, OWNER holds fee simple title to the HOTEL and is the owner of all FURNITURE AND EQUIPMENT located at the HOTEL.

     22.2 NO PARTNERSHIP OR JOINT VENTURE: Nothing contained in THIS AGREEMENT shall constitute or be construed to be or create a partnership or joint venture between OWNER and OPERATOR.

     22.3 ADDITIONAL DOCUMENTS: Each party shall execute, acknowledge, or verify and deliver any and all documents necessary, from time to time, to carry out the purposes and intent of THIS AGREEMENT.

     22.4 GOVERNING LAW: It is the intention of the parties that THIS AGREEMENT be governed by the laws of the State of South Dakota and that all questions concerning the validity, intention, and meaning of THIS AGREEMENT or relating to the rights and obligations of the parties with respect to performance under THIS AGREEMENT shall be construed and resolved under the laws of such State.

     22.5 SEVERABILITY: It is the intention of the parties to comply fully with all laws and public policies and THIS AGREEMENT shall be construed consistently with such laws and public policies to the extent possible. To the extent that any court of competent jurisdiction is unable to so construe any provision of THIS AGREEMENT and holds such provision or any part thereof to be invalid, such holding shall in no way affect the validity of the remainder of THIS AGREEMENT.

     22.6 COMPLETE AGREEMENT: THIS AGREEMENT contains the entire agreement between the parties and supersedes any prior negotiations, representations, understandings, or agreements among them respecting the subject matter. No change, alteration, modification, addition, or qualification to the terms of THIS AGREEMENT shall be made or be binding unless made in writing and signed by each of the parties.

     22.7 NO THIRD PARTY BENEFIT: THIS AGREEMENT is intended for the exclusive benefit of OWNER and OPERATOR and their respective permitted successors and assigns, and nothing contained in THIS AGREEMENT, shall be construed as creating any right or benefit in or to any third party.

     22.8 NON-WAIVER: No failure by any party to insist upon strict compliance with any term of THIS AGREEMENT, to exercise any option, enforce any right, or seek any remedy upon any default of the other party shall affect or constitute a waiver of the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default, nor shall any custom or practice of the parties at variance with any provision of THIS AGREEMENT affect, or constitute a waiver of, any parry's right to demand strict compliance with all provisions of THIS AGREEMENT.

     22.9 CONSTRUCTION OF AGREEMENT: The captions at the beginnings of the several articles, sections, and subsections of THIS AGREEMENT are not part of the context hereof, but are merely labels to assist in locating and reading those articles, sections, and subsections, and shall be ignored in construing THIS AGREEMENT.

     22.10 COUNTERPART EXECUTION: THIS AGREEMENT may be executed in several counterparts and each such executed counterpart shall be considered as an original of THIS AGREEMENT.

     IN WITNESS WHEREOF, OWNER and OPERATOR enter into THIS AGREEMENT as of the date and year first above written.

                                        OWNER: THE SUMMIT GROUP OF DETROIT,
                                               MICHIGAN, LLC


                                        By: /s/ Kerry W Boekelheide
                                            ------------------------------------
                                        Name: Kerry W Boekelheide
                                        Its: CEO


                                        OPERATOR: THE SUMMIT GROUP, INC.


                                        By: /s/ Kerry W. Boekelheide
                                            ------------------------------------
                                        Name: Kerry W. Boekelheide
                                        Its: President

State of South Dakota )
                         : ss.
County of Minnehaha   )

     On this the 21 day of January before me, the undersigned officer, personally appeared Kerry W. Boekelheide who acknowledged himself to be the CEO of The Summit Group of Detroit, Michigan, LLC, a South Dakota limited liability company, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself as CEO

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


--------------------                    /s/ ANNE L. SCHIEVELBEIN
ANNE L. SCHIEVELBEIN                    ----------------------------------------
    NOTARY PUBLIC                       Notary Public - State of South Dakota
    SOUTH DAKOTA                        (SEAL)
--------------------

My Commission Expires: January 2, 2008

State of South Dakota )
                         : SS.
County of Minnehaha   )

     On this the 21 day of January before me, the undersigned officer, personally appeared Kerry W. Boekelheide who acknowledged himself to be the President of The Summit Group, Inc., a South Dakota Corporation, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the company by himself as President.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


--------------------                    /s/ ANNE L. SCHIEVELBEIN
ANNE L. SCHIEVELBEIN                    ----------------------------------------
    NOTARY PUBLIC                       Notary Public - State of South Dakota
    SOUTH DAKOTA                        (SEAL)
--------------------

My Commission Expires: January 2, 2008